EXHIBIT 21

                    INDEPENDENT AUDITOR'S REPORT ON SCHEDULE

STOCKHOLDERS AND BOARD OF DIRECTORS
TELESCAN, INC.
HOUSTON, TEXAS

We have audited the financial statements of Telescan, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999. Our audits for such years also included the financial statement schedule of Telescan, Inc. and subsidiaries, listed in Item 14-2, for each of the years in the three-year period ended December 31, 1999. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to report on this schedule based on our audits. In our opinion, such a financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

HEIN + ASSOCIATES LLP
Houston, Texas
February 25, 2000
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                         TELESCAN, INC. AND SUBSIDIARIES
                 SCHEDULE I - VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                                                                                                   DEDUCTIONS:
                                                                                  ADDITIONS          ACCOUNTS
                                                                                  CHARGED TO         WRITTEN
                                                                 BALANCE AT       COSTS AND        OFF AGAINST         BALANCE AT
DESCRIPTION                                                  BEGINNING OF YEAR     EXPENSES         ALLOWANCE          END OF YEAR
-----------------------------------------------------------   ---------------   ---------------   ---------------    ---------------
DECEMBER 31, 1997
Allowance for Doubtful Accounts ...........................   $           104   $           134   $          (124)   $           114

DECEMBER 31, 1998
Allowance for Doubtful Accounts ...........................               114               399              (139)               374

DECEMBER 31, 1999
Allowance for Doubtful Accounts ...........................   $           374   $           184   $          (259)   $           299